UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

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Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

Protalix BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROTALIX BIOTHERAPEUTICS, INC.
2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100

December 31, 2007

Dear Shareholder,

We cordially invite you to attend the 2007 Annual Meeting of Shareholders of Protalix BioTherapeutics, Inc. to be held at 4:00 p.m., Israel time, on January 31, 2008 at the Sheraton Tel Aviv, 115 HaYarkon Street, Tel Aviv, Israel. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the meeting will be held to consider the election of directors and the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending 2007. Please take the time to carefully read each of the proposals shareholders are being asked to consider and vote on.

When you have finished reading the proxy statement, please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. Your vote is important, whether or not you attend the meeting in person. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

We appreciate your support and look forward to seeing you at the meeting.

Sincerely,
David Aviezer, Ph.D. President and Chief Executive Officer

PROTALIX BIOTHERAPEUTICS, INC.
2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 31, 2008

To the Shareholders of Protalix BioTherapeutics, Inc.:

The Annual Meeting of Shareholders of Protalix BioTherapeutics, Inc. will be held at the following time, date and place for the following purposes:

TIME:	4:00 p.m., Israel time
DATE:	January 31, 2008
PLACE:	Sheraton Tel Aviv 115 HaYarkon Street Tel Aviv, Israel

PURPOSES:

1.	To elect eight members to the Board of Directors to serve for the ensuing year or until their respective successors have been duly elected.

2.	To ratify the appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.	To transact such other business that is properly presented at the meeting or any adjournment.

All of these proposals are more fully described in the proxy statement that follows. You may vote at the meeting and any adjournments if you were the record owner of our common stock at the close of business on December 24, 2007. A list of shareholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of our Corporate Secretary at the above address.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Yossi Maimon Vice President and Chief Financial Officer and Corporate Secretary

Carmiel, Israel
December 31, 2007

Protalix BioTherapeutics, Inc.
2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100
972-4-988-9488

PROXY STATEMENT FOR PROTALIX BIOTHERAPEUTICS, INC.

2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

JANUARY 31, 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Protalix BioTherapeutics, Inc. is soliciting your proxy to vote at the 2007 annual meeting of shareholders and any adjournments of the meeting to be held at 4:00 p.m., Israel time, on January 31, 2008 at the Sheraton Tel Aviv, 115 HaYarkon Street, Tel Aviv, Israel. This proxy statement along with the accompanying Notice of Annual Meeting of Shareholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We anticipate that on December 31, 2007, we will begin sending this proxy statement, the attached Notice of Annual Meeting and the form of proxy enclosed to all shareholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement our Annual Report on Form 10-K, as amended, which includes financial statements for the fiscal year ended December 31, 2006. You can also find a copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2006 on the Internet through the electronic data system called EDGAR provided by the Securities and Exchange Commission at http://www.sec.gov or through the Investor Relations section of our website at http://www.protalix.com. Additional copies of the Annual Report on Form 10-K, as amended, for the fiscal year ending December 31, 2006 are available upon request.

Who Can Vote?

Only holders of our common stock, par value $0.001 per shares of record, at the close of business on December 24, 2007 are entitled to vote at the annual meeting. On this record date, there were 75,685,318 shares of common stock outstanding and entitled to vote. The common stock is currently our only outstanding class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote:

•	By mail. Complete, date, sign and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in ‘‘street name’’ (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can generally do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

What am I Voting On?

You are voting on:

•	The election of eight members to our Board of Directors to serve for the ensuing year or until their respective successors have been duly elected (Eli Hurvitz, David Aviezer, Ph.D., Yoseph Shaaltiel, Ph.D., Alfred Akirov, Zeev Bronfeld, Yodfat Harel Gross, Eyal Sheratzky and Sharon Toussia-Cohen).

•	The ratification of the appointment of Kesselman and Kesselman, Certified Public Accountant (Isr.), A Member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

How Does the Board of Directors Recommend that I Vote at the Meeting?

The Board of Directors recommends that you vote as follows:

•	‘‘FOR’’ the election or re-election of all director nominees named in the ‘‘Proposal 1: Election of Directors’’ section in this proxy statement.

•	‘‘FOR’’ the ratification of Kesselman and Kesselman as our independent registered public accounting firm for the 2007 fiscal year, as named in the ‘‘Proposal 2: Ratification of
Independent Registered Public Accounting Firm’’ section in this proxy statement.

If any other matter is properly presented at the meeting or any adjournment, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

What Constitutes a Quorum for the Meeting?

The holders of a majority of all of the shares of common stock entitled to vote at the annual meeting, present in person or by proxy, shall constitute a quorum at the annual meeting. Of the 75,685,318 shares of common stock outstanding as of the record date, a majority, or more than

37,842,659 shares, must be present at the meeting in person or represented by proxy to hold the meeting and conduct business. Once a quorum is established at a meeting, it shall not be broken by the withdrawal of enough votes to leave less than a quorum. Votes of shareholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What are the Voting Requirements to Approve a Proposal?

Assuming a quorum is present, nominees for director must receive a plurality of the votes cast to be elected. This means that the eight nominees receiving the highest number of votes will be elected. The ratification of the appointment of our independent registered public accountant and any other proposal that may properly be brought before the meeting must receive the affirmative vote of a majority of the votes cast by the shareholders. Neither abstentions nor withheld votes will have any effect on the outcome of the vote, but both abstentions and withheld votes will be counted for the purposes of determining whether a quorum is present.

How are My Votes Cast when I Sign and Return a Proxy Card?

When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint David Aviezer, Ph.D., our president and chief executive officer, and Yossi Maimon, our Vice President and chief financial officer, as your representatives at the meeting. Either David Aviezer or Yossi Maimon will vote your shares at the meeting as you have instructed them on the proxy card. Each of such persons may appoint a substitute for himself.

Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or submit your proxy by telephone or over the Internet in advance of the meeting in case your plans change. This way, your shares will be voted by you whether or not you actually attend the meeting.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is voted at the meeting. There will be no double counting of votes. You may revoke your proxy in any one of the following ways:

•	entering a new vote or by granting a new proxy card or new voting instruction bearing a later date (which automatically revokes the earlier instructions);

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted;

•	notifying our Corporate Secretary, Yossi Maimon, in writing before the annual meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under ‘‘How Do I Vote?’’ for each account to ensure that all of your shares are voted.

What if I do not Vote for Some of the Matters Listed on My Proxy Card?

If you return your proxy card without indicating your vote, your shares will be voted for the nominees listed on the card and for the ratification of the appointment of Kesselman & Kesselman.

What if I Vote ‘‘Abstain’’?

A vote to ‘‘abstain’’ on any matter will have the effect of a vote against the matter.

Will My Shares be Voted if I do not Return My Proxy Card and do not Attend the Annual Meeting?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under ‘‘How Do I Vote?’’.

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under ‘‘How Do I Vote?,’’ the bank, broker or other nominee has the authority to vote your un-voted shares on any of the matters scheduled to come before the meeting even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a ‘‘broker non-vote.’’ A broker non-vote will have no effect on the vote for any matter scheduled to be considered at the meeting but is counted as present for purposes of determining the presence or absence of a quorum for the annual meeting.

Is Voting Confidential?

Yes. Only the inspector of elections and our employees that have been assigned the responsibility for overseeing the legal aspects of the annual meeting will have access to your proxy card. The inspector of elections will tabulate and certify the vote. Any comments written on the proxy card will remain confidential unless you ask that your name be disclosed.

What are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Could other Matters be Decided at the Annual Meeting?

We do not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

What Happens if the Annual Meeting is Postponed or Adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I Need a Ticket to Attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of common stock to enter the annual meeting. If you are a shareholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the annual meeting, please so indicate when you vote and bring the ticket with you to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a shareholder of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of December 15, 2007, regarding beneficial ownership of our common stock:

•	each person who is known by us to own beneficially more than 5% of our common stock;

•	each director;

•	each of our Chief Executive Officer, our Executive Vice President, Research and Development, our Vice President, Product Development, our Vice President of Operations and our Chief Financial Officer; and

•	all of our directors and executive officers collectively.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. For purposes of these tables, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from December 15, 2007 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within such 60 days from such date have been exercised.

The address for all directors and officers is c/o Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, POB 455, Carmiel, Israel, 20100.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Board of Directors and Executive Officers
Eli Hurvitz	6,095,646	(1)	7.9%
David Aviezer, Ph.D., MBA	1,174,345	(2)	1.5
Yoseph Shaaltiel, Ph.D.	3,203,531	(3)	4.2
Amos Bar-Shalev	6,186,046	(4)	8.2
Zeev Bronfeld	14,466,319	(5)	19.1
Yodfat Harel Gross	—		—
Eyal Sheratzky	—		—
Sharon Toussia-Cohen	6,556,381	(6)	8.6
Einat Brill Almon, Ph.D.	231,452	(7)	*
Iftah Katz	—	(8)	—
Yossi Maimon	193,741	(9)	*
All executive officers and directors as a group (11 persons)	38,107,461	(10)	47.2
5% Holders
Biocell Ltd.	14,466,319	(11)	19.1
Pontifax G.P. Ltd.	6,095,646	(12)	7.9
Techno-Rov Holdings (1993) Ltd.	6,186,046	(13)	8.2
Marathon Investments Ltd.	6,556,381	(14)	8.6
Frost Gamma Investment Trust	9,766,273	(15)	12.9

*	less than 1%.
(1)	Consists of 2,910,671 shares of our common stock held by Pontifax (Cayman) L.P., 1,378,278 of which shares are owned of record and 1,532,393 of which shares are issuable upon exercise of options that are exercisable within 60 days of December 15, 2007, and 3,184,975 shares of our common stock held by Pontifax (Israel) L.P., 1,508,169 of which shares are owned of record and 1,676,807 of which shares are issuable upon exercise of options that are exercisable within 60 days of December 15, 2007. Does not include 83,707 shares of common stock held by Pontifax

(Cayman) L.P. issuable upon exercise of options that are not exercisable within 60 days of December 15, 2007 and does not include 91,556 shares of common stock held by Pontifax (Israel) L.P. issuable upon exercise of options that are not exercisable within 60 days of December 15, 2007. Mr. Hurvitz is the chairman of Pontifax G.P. Ltd.
(2)	Consists of 1,174,345 shares of our common stock issuable upon exercise of outstanding options within 60 days of December 15, 2007. Does not include 610,810 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of December 15, 2007.
(3)	Consists of 244,324 shares of our common stock issuable upon exercise of outstanding options within 60 days of December 15, 2007.
(4)	Consists of 6,186,046 shares of our common stock held by Techno-Rov Holdings (1993) Ltd. Mr. Bar-Shalev is the manager of Techno-Rov Holdings and has the power to control its investment decisions. Mr. Bar-Shalev disclaims beneficial ownership of these shares.
(5)	Consists of 14,466,319 shares of our common stock held by Biocell Ltd. Mr. Bronfeld is a director and Chief Executive Officer of Biocell. Mr. Bronfeld disclaims beneficial ownership of these shares.
(6)	Consists of 6,556,381 shares of our common stock held by Marathon Investments Ltd. Mr. Toussia-Cohen is a director and Chief Executive Officer of Marathon Investments Ltd. Mr. Toussia-Cohen disclaims beneficial ownership of these shares.
(7)	Consists of 231,452 shares of our common stock issuable upon exercise of outstanding options within 60 days of December 15, 2007. Does not include 252,249 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of December 15, 2007.
(8)	Does not include 204,351 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of December 15, 2007.
(9)	Consists of 193,741 shares of our common stock issuable upon exercise of outstanding options within 60 days of December 15, 2007. Does not include 426,231 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of December 15, 2007.
(10)	Consists of 5,053,061 shares of our common stock issuable upon exercise of warrants or options, as applicable, within 60 days of December 15, 2007. Does not include 1,464,593 shares of common stock issuable upon exercise of outstanding options that are not within 60 days of December 15, 2007.
(11)	The address is Moshe Aviv Tower, 7 Jabotinsky Street, Ramat Gan, Israel. Biocell Ltd.’s investment and voting decisions are made collectively by its Board of Directors.
(12)	The address of Pontifax (Israel) L.P. and Pontifax (Cayman) L.P. is 8 Hamenofim Street, Herzliya Pituach 46725, Israel. Consists of 2,910,671 shares of our common stock held by Pontifax (Cayman) L.P., 1,378,278 of which shares are owned of record and 1,532,393 of which shares are issuable upon exercise of options that are exercisable within 60 days of December 15, 2007, and 3,184,975 shares of our common stock held by Pontifax (Israel) L.P., 1,508,169 of which shares are owned of record and 1,676,807 of which shares are issuable upon exercise of options that are exercisable within 60 days of December 15, 2007. Does not include 83,707 shares of common stock held by Pontifax (Cayman) L.P. issuable upon exercise of options that are not exercisable within 60 days of December 15, 2007 and does not include 91,596 shares of common stock held by Pontifax (Israel) L.P. issuable upon exercise of options that are not exercisable within 60 days of December 15, 2007. Pontifax (Cayman) L.P. and Pontifax (Israel) L.P. are

governed by Pontifax Management L.P. Pontifax G.P. Ltd. is the general partner of Pontifax Management L.P. Pontifax G.P. Ltd.’s investment and voting decisions are made collectively by its Board of Directors.
(13)	The address is Alrov Tower, 46 Rothschild Blvd., Tel Aviv, Israel. Mr. Amos Bar-Shalev is the manager of Techno-Rov Holdings (1993) Ltd. and has the power to control its investment decisions.
(14)	The address is 7 Hanagar Street, Holon, Israel. Marathon Investments Ltd.’s investment and voting decisions are made collectively by its board of directors.
(15)	The address is 4400 Biscayne Blvd., Miami, Florida 33137. Frost Gamma, L.P. is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Phillip Frost is the sole limited partner of Frost Gamma, L.P. The general partner of Frost Gamma, L.P. is Frost Gamma, Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our equity securities. Curtis Lockshin, one of our former directors, failed to file a Form 3 upon his appointment to our Board of Directors. Otherwise, we believe that all Section 16 filings requirements were met during 2006. In making this statement, we have relied solely upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our former and current directors, officers and 10% shareholders.

Change of Control

On December 31, 2006, we acquired through a merger of our wholly owned subsidiary, Protalix Acquisition Co. Ltd., all of the outstanding shares of Protalix Ltd., a privately-held Israeli biotechnology company, in exchange for shares of our common stock. As a result, Protalix Ltd. is now our wholly-owned subsidiary, with the former shareholders of Protalix Ltd. having acquired, at the closing of the merger, in excess of 99% of our then outstanding shares of common stock. In connection with the merger, we effected a one-for-ten reverse stock split. All share numbers in this proxy statement give effect to such reverse stock split. At the closing of the merger, the former shareholders of Protalix Ltd. received shares of our common stock in exchange for all of their shares of Protalix Ltd. in a proportion equal to approximately 61 shares of our common stock for each one ordinary share of Protalix Ltd. As a result, at the closing of the merger, we issued an aggregate of 61,198,679 shares of our common stock to the former shareholders of Protalix Ltd., and the shares of our common stock that were outstanding prior to the merger represented less than 1% of our outstanding shares of common stock on a fully diluted basis. In addition, we assumed the obligations under outstanding warrants previously issued by Protalix Ltd. to purchase 117,168 of Protalix Ltd.’s ordinary shares and, in connection therewith, we issued warrants and options to purchase 7,504,242 shares of our common stock to certain shareholders and board members of Protalix Ltd. Pursuant to the terms of the merger agreement, we assumed all of the outstanding obligations under Protalix Ltd.’s stock option plan and, accordingly, issued options to purchase 5,375,174 shares of our common stock and have reserved an additional 4,366,481 shares of our common stock under our stock incentive plan for future allocation.

PROPOSAL 1: ELECTION OF DIRECTORS

At the annual meeting, our shareholders will be asked to elect eight directors for a one-year term expiring at the next annual meeting of shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Our Board of Directors recommends that the persons named below be elected as directors of our company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. Shares of common stock represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the size of the Board of Directors will be fixed at a lower number.

Except for Alfred Akirov, each of the nominees currently serves as a member of our Board of Directors. The directors are elected by a plurality of the votes cast by the shareholders present or represented by proxy and entitled to vote at the annual meeting.

Nominees for Election to the Board of Directors

The names of the nominees for election to the Board of Directors and certain information about such nominees are set forth below. For information concerning the number of shares of common stock beneficially owned by each nominee, see ‘‘Security Ownership of Certain Beneficial Owners and Management’’ above.

Name	Age	Position
Directors
Eli Hurvitz	75	Chairman of the Board
David Aviezer, Ph.D., MBA	43	Director, President and Chief Executive Officer
Yoseph Shaaltiel, Ph.D.	54	Director and Executive VP, Research and Development
Zeev Bronfeld	56	Director
Yodfat Harel Gross	35	Director
Eyal Sheratzky	39	Director
Sharon Toussia-Cohen	48	Director
Alfred Akirov	66	No current position

Eli Hurvitz.    Mr. Hurvitz serves as Chairman of our Board of Directors and has served as a director of Protalix Ltd., our wholly-owned subsidiary, since 2005 and as our director since December 31, 2006. Mr. Hurvitz has served as Chairman of the Board of Teva Pharmaceutical Industries Ltd. since April 2002. Previously, he served as Teva’s President and Chief Executive Officer for over 25 years and has been employed at Teva in various capacities for over 40 years. He serves as Chairman of the Board of The Israel Democracy Institute (IDI), Chairman of the Board of NeuroSurvival Technologies Ltd. (a private company) and a director of Vishay Intertechnology. He served as Chairman of the Israel Export Institute from 1974 through 1977 and as the President of the Israel Manufacturers Association from 1981 through 1986. He served as Chairman of the Board of Bank Leumi Ltd. from 1986 through 1987. He was a director of Koor Industries Ltd. from 1997 through 2004 and a member of the Belfer Center for Science and International Affairs at the John F. Kennedy School of Government at Harvard University from 2002 through 2005. He received his B.A. in Economics and Business Administration from the Hebrew University of Jerusalem in 1957.

David Aviezer, Ph.D., MBA.    Dr. Aviezer has served as Chief Executive Officer of Protalix Ltd. since 2002 and its director since 2005 and as our director since December 31, 2006. On December 31, 2006, he became our President and Chief Executive Officer. Dr. Aviezer has over a decade of experience in biotechnology management, advancing products from early-stage research up to their regulatory approval and commercialization. Prior to joining Protalix Ltd., from 1996 to 2002, he served as

General Manager of ProChon Biotech Ltd., an Israeli company focused on orthopedic disorders. Previously, Dr. Aviezer was a visiting scientist at the Medical Research Division of American Cyanamid, a subsidiary of Wyeth (NYSE:WEY), in New York. Dr. Aviezer is the recipient of the Clore Foundation Award and the J.F. Kennedy Scientific Award. He holds a Ph.D. in Molecular Biology and Biochemistry from the Weizmann Institute of Science and an M.B.A. from the Bar Ilan University Business School.

Yoseph Shaaltiel, Ph.D.    Dr. Shaaltiel founded Protalix Ltd. in 1993 and has served as a member of our Board of Directors and as our Vice President, Research and Development since December 31, 2006. Prior to establishing Protalix Ltd., from 1988 to 1993, Dr. Shaaltiel was a Research Associate at the MIGAL Technological Center. He also served as Deputy Head of the Biology Department of the Biological and Chemical Center of the Israeli Defense Forces and as a Biochemist at Makor Chemicals Ltd. Dr. Shaaltiel was a Postdoctoral Fellow at the University of California at Berkeley and at Rutgers University in New Jersey. He has co-authored over 40 articles and abstracts on plant biochemistry and holds seven patents. Dr. Shaaltiel received his Ph.D. in Plant Biochemistry from the Weizmann Institute of Science, an M.Sc. in Biochemistry from the Hebrew University, and a B.Sc. in Biology from the Ben Gurion University.

Zeev Bronfeld.    Mr. Bronfeld has served as a director of Protalix Ltd. since 1996 and as our director since December 31, 2006. Mr. Bronfeld brings to us vast experience in management and value building of biotechnology companies. Mr. Bronfeld is an experienced businessman who is involved in a number of biotechnology companies. He is a co-founder of Biocell Ltd., an Israeli publicly traded holding company specializing in biotechnology companies and has served as its Chief Executive Officer since 1986. Mr. Bronfeld currently serves as a director of Biocell Ltd., Nasvax Ltd., D. Medical Industries Ltd. and Biomedix Incubator Ltd., all of which are public companies traded on the Tel Aviv Stock Exchange. Mr. Bronfeld is also a director of each of the following privately-held companies: Meitav Technological Incubator Ltd., Innovetica Ltd., Ecocycle Israel Ltd., Contipi Ltd., Nilimedix Ltd., G-Sense Ltd. and L.N. Innovative Technologies. Mr. Bronfeld holds a B.A. in Economics from the Hebrew University.

Yodfat Harel Gross.    Ms. Harel Gross has served as our director since June 2007. Since 2006, Ms. Harel Gross has served as the Business Development Director and the head of the Israel office of Tamares Capital Ltd., a private investment group with interests in real estate, technology, manufacturing, leisure and media. Prior to joining Tamares Capital, from 2004 to 2006, she was the Corporate Director, Medical Imaging of Orbotech, Ltd., a company providing high-tech inspection and imaging solutions for bare printed circuit board (PCB), flat panel display (FPD) and PCB assembly manufacturing worldwide. Prior to that, from 1994 to 2003, she was a Managing Director of Harel-Hertz Investment House Ltd., a business investment company with offices in Tel Aviv and Tokyo. In 2002, Harel-Hertz Investment House became the Israeli representative office for ITX Corporation, a publicly-traded company in Japan. Ms. Harel Gross currently serves on the board of directors of Tamares Capital, Tamares Hotels, Tamares Real Estate, Storewiz and Halman-Aldubi Provident Funds, Ltd. Ms. Harel Gross holds a B.A. in Communication and Political Science from Bar Ilan University and an executive M.B.A. from Bradford University, Great Britain. She has also completed programs in Directors’ Studies and Advanced Advertising and Marketing at the Israel Management Center.

Eyal Sheratzky.    Mr. Sheratzky has served as a director of Protalix Ltd. since 2005 and as our director since December 31, 2006. Mr. Sheratzky has served as a director of Ituran Location & Control, a publicly-traded company quoted on the Nasdaq, since 1995 and as a Co-Chief Executive Officer since 2003. Prior to such date, he served as an alternate Chief Executive Officer of Ituran from 2002 through 2003 and as Vice President of Business Development from 1999 through 2002. Mr. Sheratzky serves as a director of Moked Ituran Ltd. and of Ituran’s subsidiaries. From 2004 to 2007, Mr. Sheratzky served as the Chairman of the Board of Directors of Biocell. From 1994 to 1999 he served as the Chief Executive Officer of Moked Services, Information and Investments Ltd. and as legal advisor to several of Ituran’s affiliated companies. Mr. Sheratzky holds LL.B and LL.M degrees from Tel Aviv University School of Law and an Executive M.B.A. degree from Kellogg University.

Sharon Toussia-Cohen.    Mr. Toussia-Cohen has served as a director of Protalix Ltd. since 2004 and as our director since December 31, 2006. Mr. Toussia-Cohen is the President, Chief Executive Officer and a director of Marathon Investments, an Israeli publicly-traded company since 2004. During the period from 1996 to 2002, he served as the Chief Executive Officer of the Aleppo Group and also as Managing Director of Israel’s Airport City Project. From the years 2002 through 2004, Mr. Toussia-Cohen was a partner and Managing Director of the Tiv Taam Group and from the years 2004 through 2006 he was the Chief Executive Officer and a director of ISRI Investments Ltd. Mr. Toussia-Cohen currently serves on the Board of Directors of Bioview, an Israeli company traded on the Tel Aviv Stock Exchange, and several privately-held companies including Nanomotion, Margan Business Development Ltd., Pegasus, Chromat Ltd. and Yeulit. Mr. Toussia-Cohen is certified in Bank Management by the First International Bank of Israel and the Republic National Bank of New York. He was also the co-owner and director of a strategic consulting firm in Israel. Mr. Toussia-Cohen holds a Bachelor’s degree in Economics and Political Science and an M.B.A. from the Hebrew University.

Alfred Akirov.    Mr. Akirov is the founder, chairman of the Board of Directors and chief executive officer of the Alrov Group (TASE: ALRO), an Israeli publicly-traded company that is listed on the Tel Aviv Stock Exchange. Mr. Akirov founded the Alrov Group in 1978 and it is currently one of Israel’s largest real-estate companies. The Alrov Group holds 80% of the capital stock of Techno-Rov Holdings (1993) Ltd., one of our shareholders. Mr. Akirov serves as a director of a number of private companies in the Techno-Rov portfolio. Mr. Akirov serves on the Executive Council and the Board of Governors of the Tel Aviv University.

Independent Directors

We believe a majority of the members of our Board of Directors are independent from management. When making determinations from time to time regarding independence, the Board of Directors will reference the listing standards adopted by the American Stock Exchange as well as the independence standards set forth in the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission under that Act. In particular, our Audit Committee periodically evaluates and reports to the Board of Directors on the independence of each member of the Board of Directors. We anticipate that the Audit Committee will analyze whether a director is independent by evaluating, among other factors, the following:

•	Whether the member of the Board of Directors has any material relationship with us, either directly, or as a partner, shareholder or officer of an organization that has a relationship with us;

•	Whether the member of the Board of Directors is a current employee of our company or our subsidiaries or was an employee of our company or our subsidiaries within three years preceding the date of determination;

•	Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) a present internal or external auditor of our company or any affiliate of such auditor, or (ii) any former internal or external auditor of our company or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;

•	Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which any of our executive officers serve on the Compensation Committee of another company that concurrently employs the member as an executive officer;

•	Whether the member of the Board of Directors receives any compensation from us, other than fees or compensation for service as a member of the Board of Directors and any committee of the Board of Directors and reimbursement for reasonable expenses incurred in connection with such service and for reasonable educational expenses associated with Board of Directors or committee membership matters;

•	Whether an immediate family member of the member of the Board of Directors is a current executive officer of our company or was an executive officer of our company within three years preceding the date of determination;

•	Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) a present internal or external auditor of ours or any of our affiliates or (ii) any former internal or external auditor of our company or any affiliate of ours which performed services for us within three years preceding the date of determination; and

•	Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which any of our executive officers serve on the Compensation Committee of another company that concurrently employs the immediate family member of the member of the Board of Directors as an executive officer.

The above list is not exhaustive and we anticipate that the Audit Committee will consider all other factors which could assist it in its determination that a director will have no material relationship with us that could compromise that director’s independence.

Under these standards, our Board of Directors has determined that Messrs. Bar-Shalev and Toussia-Cohen and Ms. Yodfat Harel Gross are considered ‘‘independent’’ pursuant to the rules of the American Stock Exchange and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. In addition, our Board has determined that at least two of these members of the Board of Directors are able to read and understand fundamental financial statements and have substantial business experience that results in their financial sophistication, qualifying them for membership on our Audit Committee. Our Board of Directors has also determined that Messrs. Bronfeld, Bar-Shalev, Toussia-Cohen and Sheratzky and Ms. Harel Gross, and Messr. Akirov, the Director nominee, are ‘‘independent’’ pursuant to the rules of the American Stock Exchange.

Our non-management directors hold formal meetings, separate from management, at least twice per year. We have no formal policy regarding attendance by our directors at annual meetings of shareholders, although we encourage such attendance and anticipate most of our directors will attend these meetings. We did not hold an annual shareholders meeting in 2006.

Board and Committee Meetings

The Company’s Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The following indicates the members of each committee and provides a description of the committees’ primary functions:

Audit Committee

We require that all Audit Committee members possess the required level of financial literacy and at least one member of the Committee meet the current standard of requisite financial management expertise as required by the American Stock Exchange and applicable rules and regulations of the Securities and Exchange Commission. Messrs. Toussia-Cohen and Bar-Shalev and Ms. Harel Gross have been appointed by the Board of Directors to serve on the Audit Committee until their respective successors have been duly elected.

Our Audit Committee operates under a formal charter that governs its duties and conduct. A current copy of the Audit Committee Charter is attached hereto as Appendix A and is available on our website at http://www.protalix.com.

All members of the Audit Committee are independent from our executive officers and management.

Our independent registered public accounting firm reports directly to the Audit Committee.

Our Audit Committee meets with management and representatives of our registered public accounting firm prior to the filing of officers’ certifications with the Securities and Exchange Commission to receive information concerning, among other things, effectiveness of the design or operation of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Our Audit Committee has adopted a Policy for Reporting Questionable Accounting and Auditing Practices and Policy Prohibiting Retaliation against Reporting Employees to enable confidential and anonymous reporting of improper activities to the Audit Committee.

Messrs. Toussia-Cohen and Bar-Shalev qualify as ‘‘audit committee financial experts’’ under the applicable rules of the Securities and Exchange Commission. In making the determination as to these individuals’ status as audit committee financial experts, our Board of Directors determined they have accounting and related financial management expertise within the meaning of the aforementioned rules, as well as the listing standards of the American Stock Exchange.

Compensation Committee

The Compensation Committee reviews and approves the compensation of executive officers and key employees and administers our stock incentive plan. A current copy of the Compensation Committee Charter is available on our website at http://www.protalix.com.

Nominating Committee

The Nominating Committee, currently comprised of Messrs. Bronfeld, Sheratzky and Toussia-Cohen is responsible for assisting the Board of Directors in selecting nominees for election to the Board of Directors and monitoring the composition of the Board of Directors. A current copy of the Nominating Committee Charter is available on our website at http://www.protalix.com. In considering potential new directors and officers, the Nominating Committee will review individuals from various disciplines and backgrounds, and consider the following qualifications: broad experience in business, finance or administration; familiarity with national business matters; familiarity with our industry; independence; and prominence and reputation. After making such a review, the Nominating Committee submits the nomination to the full Board of Directors for approval. The Nominating Committee will consider nominees recommended by shareholders, provided such nominees are qualified as described above. Shareholders can mail any such recommendations, including the criteria outlined above, to the Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, POB 455, Carmiel, Israel 20100.

During the year ended December 31, 2006, there were six meetings of the Board of Directors of Protalix Ltd., one meeting of the Audit Committee of Protalix Ltd., and one meeting of the Compensation Committee of Protalix Ltd. Our non-management directors hold meetings separate from management at least twice per year. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which they served.

Under the rules of the American Stock Exchange, a director of our company will only qualify as an ‘‘independent director’’ if, among other things, in the opinion of our Board of Directors, that person does not have a material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of the directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an ‘‘independent director’’ as defined under rules of the American Stock Exchange. In addition, the Board of Directors has determined that all members of the Audit Committee meet the independence requirements set forth in Rule 10A-3 under the Exchange Act.

Contacting the Board of Directors

Shareholders who wish to communicate with the Board of Directors may do so by mailing any such communications to the Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, POB 455, Carmiel, Israel 20100. All communications are distributed to the Board of Directors, as appropriate, depending upon the facts and circumstances outlined in the communications received. For example, if any complaints regarding accounting and/or auditing matters are received, they may be forwarded by our Corporate Secretary to the Audit Committee for review.

Policy Governing Director Attendance at Annual Meetings of Shareholders

We have no formal policy regarding attendance by our directors at annual shareholders meetings, although we encourage such attendance and anticipate most of our directors will attend these meetings. We did not hold an annual meeting of shareholders in 2006.

Compensation of Directors

Except for our contractual arrangement with Pontifax Management Company, Ltd. with respect to Mr. Hurvitz’s participation on our Board of Directors, we do not currently compensate our directors. See ‘‘Certain Relationships and Related Transactions.’’ We do believe that it is important to attract and retain outstanding non-employee directors and intend to compensate our non-employee directors in the future.

The following table sets forth information with respect to compensation of our directors during fiscal year 2006. The fees to our current directors during fiscal year 2006 were paid by Protalix Ltd., our wholly-owned subsidiary. Prior to our merger with Protalix Ltd., Protalix Ltd. compensated only certain of its directors, which compensation was limited to the granting of options under its employee stock option plan. The ‘‘former directors’’ were our directors prior to the consummation of the merger.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Current Directors
Eli Hurvitz (1)	36,000	—	2,124,087	—	—	—	2,160,087
Phillip Frost, M.D. (2)		—	—	—	—	—	—
Pinhas Barel Buchris (3)	—	—	—	—	—	—	—
Amos Bar-Shalev	—	—	—	—	—	—	—
Zeev Bronfeld	—	—	—	—	—	—	—
Jane H. Hsiao, Ph.D., MBA (2)	—	—	—	—	—	—	—
Eyal Sheratzky	—	—	—	—	—	—	—
Sharon Toussia-Cohen	—	—	—	—	—	—	—
Former Directors	—	—	—	—	—	—	—
Glenn L. Halpryn	3,600	—	—	—	—	—	3,600
Curtis Lockshin	2,400	—	—	—	—	—	2,400
Alan J. Weisberg	3,600	—	—	—	—	—	3,600
Noah M. Silver	3,600	—	—	—	—	—	3,600

(1)	Represents amounts paid to Pontifax Management Company, Ltd. pursuant to a management consulting agreement.
(2)	Dr. Frost and Dr. Hsiao resigned from the Board of Directors on December 3, 2007. Includes options granted on December 31, 2006 with no benefit at the date of the grant because the options were not yet vested.
(3)	Mr. Barel Buchris resigned from our Board of Directors in June 2007.

Compensation Committee Interlocks and Insider Participation

Prior to the merger on December 31, 2006, we did not have a Compensation Committee. All of our directors and officers during 2006 resigned in connection with the closing of the merger on December 31, 2006. Due to the recent resignation of Dr. Hsiao from our Board of Directors, the current members of our Compensation Committee are Mr. Bar-Shalev and Ms. Harel Gross. Accordingly, until a new independent director is appointed to the Compensation Committee, any compensation decisions that would have otherwise been made by the Compensation Committee, will be submitted to all of the independent directors. Mr. Bar-Shalev was appointed to the Compensation Committee as of December 31, 2006 and Ms. Harel Gross was appointed to the Compensation Committee on June 26, 2007. No member of our Compensation Committee or any executive officer of our company or of Protalix Ltd. has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is or was an officer or employee of ours or of Protalix Ltd. Further, none of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

MANAGEMENT

Our executive officers, their ages and positions as of December 15, 2007, are as follows:

Name	Age	Position
David Aviezer, Ph.D., MBA	43	President, Chief Executive Officer and Director
Yoseph Shaaltiel, Ph.D.	54	Executive VP, Research and Development and Director
Einat Brill Almon, Ph.D.	48	Vice President, Product Development
Yossi Maimon, CPA	37	Chief Financial Officer, Treasurer and Secretary
Iftah Katz	43	Vice President of Operations

Biographical information follows for the executive officers named in the above chart who do not also serve as our directors.

Einat Brill Almon, Ph.D.    Dr. Almon joined Protalix Ltd. in December 2004 as its Vice President, Product Development and became our Vice President, Product Development on December 31, 2006. Dr. Almon has many years of experience in the management of life science projects and companies, including biotechnology and agrobiotech, with direct experience in clinical, device and scientific software development, as well as a strong background and work experience in Intellectual Property. Prior to joining Protalix Ltd., from 2001 to 2004, she served as Director of R&D and IP of Biogenics Ltd., a company that developed an autologous platform for tissue based protein drug delivery. Biogenics, based in Israel, is a wholly-owned subsidiary of Medgenics Inc. Dr. Almon has trained as a biotechnology patent agent at leading IP firms in Israel. Dr. Almon holds a Ph.D. and an M.Sc. in molecular biology of cancer research from the Weizmann Institute of Science, a B.Sc. from the Hebrew University and has carried out Post-Doctoral research at the Hebrew University in the area of plant molecular biology.

Yossi Maimon, CPA.    Mr. Maimon joined Protalix Ltd. on October 15, 2006 as its Chief Financial Officer and became our Vice President and Chief Financial Officer on December 31, 2006. Prior to joining Protalix Ltd., from 2002 to 2006, he served as the Chief Financial Officer of Colbar LifeScience Ltd., a biomaterial company focusing on aesthetics, where he led all of the corporate finance activities, fund raisings, and legal aspects of Colbar including the sale of Colbar to Johnson and Johnson. Prior to that, from 2000 to 2002, he served as the Chief Financial Officer of Way2Call Communications, Ltd., an Israeli start up company in the telecommunications field, where he led the fund raising efforts, accounting issues and business development activities. Prior to that, from 1998 to 2000, he served as the controller of PEC, a United States company publicly traded on the New York Stock Exchange, where he was responsible for reporting and compliance with the Securities and Exchange Commission and led the process of delisting and merging PEC into Discount Investment Bank. Mr. Maimon has a B.A. in accounting from the City University of New York and an M.B.A. from Tel Aviv University, and he is a Certified Public Accountant in the United States (New York State) and Israel.

Iftah Katz.    Mr. Katz joined our company on February 28, 2007 as our Vice President of Operations. Prior to joining our company, from July 1995 to through February 2007, Mr. Katz served as the Vice President, Pharmaceutical Technologies of Taro Pharmaceutical Industries Ltd., and, most recently, as its Vice President, Operational Excellence and Technology. Mr. Katz has over a decade of experience in the pharmaceutical industry specializing in the progression of products from developments stages to full scale commercial processes, including process development, manufacturing and overall validations and has experience across both bulk and finished dosage forms facilities. He brings significant experience to the design and start-up of cGMP manufacturing facilities and product launch processes. Mr. Katz holds an M.Sc. in Biotechnology and Food Engineering from the Technion-Israel Technology Institute and an M.B.A. from the Technion, Haifa as well as a B.A. in Biology, also from the Technion.

Family Relationships

There are no family relationships among directors or executive officers of our company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest. All of our employees and directors are bound by this Code of Business Conduct and Ethics. Violations of our Code of Business Conduct and Ethics may be reported to the Audit Committee.

The Code of Business Conduct and Ethics includes provisions applicable to all of our employees, including senior financial officers and members of our Board of Directors and is posted on our website (http://www.protalix.com). We intend to post amendments to or waivers from any such Code of Business Conduct and Ethics.

Compensation Discussion and Analysis

The primary goals of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with shareholder value creation. To achieve these goals, the Compensation Committee intends to implement and maintain compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as developments in our clinical path, the establishment of key strategic collaborations, the build-up of our pipeline and the strengthening of our financial position. The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance and our own strategic goals.

Elements of Compensation

Executive compensation consists of following elements:

Base Salary.    Base salaries for our executives are established based on the scope of their responsibilities taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For 2007, this review will take place during the second quarter, and the base salaries are set forth above under ‘‘Employment Agreements and Change in Control Arrangements.’’

Annual Bonus.    The Compensation Committee has the authority to award discretionary annual bonuses to our executive officers. It has not established a formal bonus plan. These awards are intended to compensate officers for achieving financial, clinical and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as developments in our clinical path, the establishment of key strategic collaborations, the build-up of our pipeline, and to financial factors such as raising capital.

For each year, the Compensation Committee will select, in its discretion, the executive officers of our company or our subsidiary who are eligible to receive bonuses. Any bonus granted by the Compensation Committee will generally be paid in the first quarter following completion of a given year. Similar to bonuses paid in the past, the actual amount of discretionary bonus will be determined following a review of each executive’s individual performance and contribution to our goals. The Compensation Committee has not fixed a minimum or maximum payout for any officer’s annual discretionary bonus, unless specified in an executive’s employment agreement.

Pursuant to each officer’s employment agreement, the executive officer is eligible for a discretionary annual bonus. The Compensation Committee determines the discretionary annual bonus paid to our executive officers, and the discretionary bonus awarded to certain officers in 2007 for performance in 2006. The actual amount of discretionary bonus is determined following a review of each executive’s individual performance and contribution to our strategic goals conducted during the first quarter of each fiscal year. The Compensation Committee has not fixed a minimum or a maximum amount for any officer’s annual discretionary bonus. During March 2007, the Compensation Committee awarded a total of approximately $219,000 to the Named Executive Officers for their performance during the year 2006. These bonuses were in recognition of the ongoing efforts of the Named Executive Officers in achieving our milestones regarding clinical developments, financial developments, and others.

Options.    Our 2006 Stock Option Plan authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. Our Compensation Committee is the administrator of the stock option plan. Stock option grants are generally made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. In 2006, our Named Executive Officers were awarded stock options in the amounts indicated under ‘‘Grants of Plan Based Awards’’. These grants included grants made in September and August, 2006, either as the first grant to one named executive upon commencement of employment or in recognition of exceptional contributions to our company relating to developments in the clinical path, and in connection with a merit-based grant to a large number of employees intended to encourage an ownership culture among our employees. The exercise price of stock options granted under the 2006 Stock Incentive Plan must be equal to at least 100% of the fair market value of our common stock on the date of grant; however, in certain circumstances, grants may be made at a lower price to Israeli grantees who are residents of the State of Israel.

Severance and Change in Control Benefits.    Pursuant to the employments agreements entered into with each of our executive officers, the executive officer is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance. The intention of such Manager’s Policies is to provide the officers with severance protection of one month’s salary for each year of employment. In addition, the stock option agreements provide for the acceleration of the vesting periods of options in the event of a termination without cause following a change in control of our company.

Other Compensation.    Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers; however, the Compensation Committee in its discretion may revise, amend, or add to the officer’s executive benefits if it deems it advisable. As an additional benefit to all of our Named Executive Officers and for most of our employees, we contribute to certain funds amounts equaling a total of approximately 15% of their gross salaries for certain pension and other savings plans. In addition, in accordance with customary practice in Israel, our executives’ agreements require us to contribute towards their vocational studies, and to provide annual recreational allowances, a company car and a company phone. We believe these benefits are currently equivalent with median competitive levels for comparable companies.

Executive Compensation.    We refer to the ‘‘Summary Compensation Table’’ below for information regarding the compensation earned during the fiscal year ended December 31, 2006 by our chief executive officer, our executive vice president research and development, our vice president product development and our chief financial officer. There are no other executive officers for 2006 whose total compensation exceeded $100,000 during that fiscal year other than those set forth below. We refer to our chief executive officer, our executive vice president research and development, our vice president product development and our chief financial officer as our ‘‘Named Executive Officers.’’

Compensation Committee Report

The above report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with our management. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and our annual proxy statement on Schedule 14A.

Respectfully submitted on March 28, 2007, by the members of the Compensation Committee of the Board of Directors.

Amos Bar-Shalev
Pinhas Barel Buchris
Jane H. Hsiao, Ph.D.

Summary Compensation Table

The following table sets forth a summary for the fiscal years ended December 31, 2006 and 2005, respectively, of the cash and non-cash compensation awarded, paid or accrued by Protalix Ltd. to our Named Executive Officers. There were no restricted stock awards, long-term incentive plan payouts or other compensation paid during fiscal years 2005 and 2004 by Protalix Ltd. to the Named Executive Officers, except as set forth below. The Named Executive Officers are employees of our subsidiary, Protalix Ltd. As a result of the merger, all of the directors and officers at the time resigned and appointed our current directors and officers in their stead. All currency amounts are expressed in U.S. dollars.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Award(s) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
David Aviezer, Ph.D., MBA	2006	237,485	202,895	—	717,666	—	—	23,202	1,181,248
President and CEO (2)	2005	198,890	75,000	—	272,879	—	—	11,099	557,868
Yoseph Shaaltiel, Ph.D.	2006	177,658	31,953	—	3,342	—	—	33,521	252,474
Executive Vice President	2005	132,345	8,022	—	4,077	—	—	38,450	182,894
Einat Brill Almon, Ph.D.	2006	102,468	61,420	—	107,782	—	—	30,174	301,844
VP, Product Development	2005	85,899	3,915	—	67,824	—	—	28,126	245,764
Yossi Maimon, CPA (3)	2006	27,746	31,953	—	96,712	—	—	8,077	164,488
Chief Financial Officer	2005	—	—	—	—	—	—	—	—

(1)	Includes employer contributions to pension and/or insurance plans and other miscellaneous payments.
(2)	Dr. Aviezer served as Protalix Ltd.’s Chief Executive Officer on a consultancy basis until September 2006 pursuant to a Consulting Services Agreement between Protalix Ltd. and Agenda Biotechnology Ltd., a company wholly-owned by Dr. Aviezer.
(3)	Includes payments from October 15, 2006 only.

Iftah Katz joined our company as our Vice President, Operations, on February 28, 2007. Although Mr. Katz is not included in the Summary Compensation Table because he was not an executive officer of our company during fiscal year 2006, information about his employment agreement is included under ‘‘Employment Agreements and Change in Control Arrangements.’’

Prior to the merger, Glenn L. Halpryn served as the Company’s Chief Executive Officer and Alan J. Weisberg served as the Company’s Chief Financial Officer and Treasurer. Messrs. Halpryn and Weisberg received no salary in 2006 and are not included in the above table. Mr. Weisberg is a shareholder of Weisberg Brause, which firm we paid $11,600 and $5,800 for accounting services during the years ended December 31, 2006 and 2005, respectively.

The following table summarizes the grant of awards made to Named Executive Officers during 2006 as of December 31, 2006.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)		Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)(2)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
David Aviezer			200,000	(1)						977,297	0.972	855,955
Yossi Maimon										619,972	0.972	560,000
Yoseph Shaaltiel										—	—	—
Einat Brill Almon			140,000	(5)						232,108	0.972	213,123

(1)	Represents bonuses to be paid according to Dr. Aviezer’s employment agreement upon achieving certain clinical milestones. In addition, non-defined bonuses may be granted to all of the above officers at the discretion of the Board of Directors.
(2)	Represents outstanding options at December 31, 2006.
(3)	Represents the range of the exercise price of the stock options.
(4)	Represents the fair value as recorded on the grant date of the stock options.
(5)	Represents specific bonuses to be paid to Dr. Brill Almon upon the achievement of certain clinical milestones.

Mr. Halpryn and Mr. Weisberg received no awards in 2006 and are not included in the above table.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the Named Executive Officers concerning equity awards assumed by us as of December 31, 2006, in connection with the merger of Protalix Ltd. with our subsidiary. Mr. Halpryn and Mr. Weisberg received no awards or options and are not included in the below table.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Aviezer	991,101	794,053	—	0.120 to 0.972	8/1/2013 to 9/10/2016	—	—	—	—
Yoseph Shaaltiel	244,324	—	—	0.001	6/30/2011	—	—	—	—
Einat Brill Almon	125,827	357,874	—	0.399 to 0.972	5/23/2006 to 8/13/2016	—	—	—	—
Yossi Maimon	—	619,972	—	0.972	9/19/2016	—	—	—	—

Mr. Halpryn and Mr. Weisberg received no awards in 2006 and are not included in the below table. Option exercises during 2006 and vested stock awards for Named Executive Officers as of December 31, 2006 were as follows:

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Received on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Received on Vesting ($)
(a)	(b)	(c)	(d)	(e)
David Aviezer	794,054 (1)	95,550	—	—
Yossi Maimon	—	—	—	—
Yoseph Shaaltiel	—	—	—	—
Einat Brill Almon	—	—	—	—

(1) Represents exercise of stock options for ordinary shares of Protalix Ltd. during 2006.

Employment Agreements and Change in Control Arrangements

David Aviezer, Ph.D., MBA.    Dr. Aviezer originally served as Protalix Ltd.’s Chief Executive Officer on a consultancy basis pursuant to a Consulting Services Agreement between Protalix Ltd. and Agenda Biotechnology Ltd., a company wholly-owned by Dr. Aviezer. On September 11, 2006, Protalix Ltd. entered into an employment agreement with Dr. Aviezer pursuant to which he agreed to be employed as Protalix Ltd.’s President and Chief Executive Officer, which agreement supersedes the Consultancy Services Agreement. Dr. Aviezer currently serves as our President and Chief Executive Officer. Protalix Ltd. agreed to pay Dr. Aviezer a monthly base salary equal to NIS 80,000 (approximately $19,000) and an annual bonus at the Board’s discretion. The monthly salary is subject to cost of living adjustments from time to time. Dr. Aviezer is eligible to receive a substantial bonus in the event of certain public offerings or acquisition transactions, which bonus shall be at the discretion of the Board, and certain specified bonuses in the event Protalix achieves certain specified milestones. In connection with the employment agreement, in addition to other options already held by Dr. Aviezer, Protalix Ltd. granted to Dr. Aviezer options to purchase 16,000 ordinary shares of Protalix Ltd. at an exercise price equal to $59.40 per share, which we assumed as options to purchase 977,297 shares of our common stock at $0.97 per share. Such options vest quarterly retroactively from June 1, 2006, over a four-year period. The employment agreement is terminable by either party on 90 days’ written notice for any reason and we may terminate the agreement for cause without notice. Dr. Aviezer is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car, and a company phone. Dr. Aviezer is entitled to 24 working days of vacation. All stock options that have not vested as of the date of termination shall be deemed to have expired.

Yoseph Shaaltiel, Ph.D.    Dr. Shaaltiel founded Protalix Ltd. in 1993 and currently serves as our Executive Vice President, Research and Development. Dr. Shaaltiel entered into an employment agreement with Protalix Ltd. on September 1, 2001. Pursuant to the employment agreement, Protalix Ltd. agreed to pay Dr. Shaaltiel a monthly base salary equal to $7,000, subject to annual cost of living adjustments. His current salary is $10,600 per month. The employment agreement is terminable by Protalix Ltd. on 90 days’ written notice for any reason and we may terminate the agreement for cause without notice. Dr. Shaaltiel is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car and a company phone. Dr. Shaaltiel is entitled to 24 working days of vacation.

Einat Brill Almon, Ph.D.    Dr. Brill Almon joined Protalix Ltd. on December 19, 2004 as its Vice President, Product Development, pursuant to an employment agreement effective on December 19, 2004 by and between Protalix Ltd. and Dr. Brill Almon, and currently serves as our Vice President, Product Development. Pursuant to the employment agreement, Protalix Ltd. agreed to pay Dr. Brill Almon a monthly base salary equal to NIS 28,000 (approximately $6,575). Her current salary is NIS 35,000 per month (approximately $8,235). The monthly salary is subject to cost of living adjustments from time to time. She is also entitled to certain specified bonuses in the event that Protalix achieves certain specified clinical development milestones within specified timelines. In connection with the employment agreement, Protalix agreed to grant to Dr. Brill Almon options to purchase 7,919 ordinary shares of Protalix Ltd. at exercise prices equal to $24.36 and $59.40 per share, which we assumed as options to purchase 483,701 shares of our common stock at $0.40 and $0.97 per share. The options vest over four years. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Dr. Brill Almon is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car, and a company phone at up to NIS 1,000 per month. Dr. Brill Almon is entitled to 22 working days of vacation. All stock options that have not vested as of the date of termination shall be deemed to have expired.

Yossi Maimon, CPA.    Mr. Maimon joined Protalix Ltd. as its Chief Financial Officer pursuant to an employment agreement effective as of October 15, 2006 by and between Protalix Ltd. and Mr. Maimon and currently serves as our Chief Financial Officer. Pursuant to the employment agreement, Protalix Ltd. agreed to pay Mr. Maimon a monthly base salary equal to NIS 45,000 (approximately $10,600) and an annual discretionary bonus and additional discretionary bonuses in the event Protalix achieves significant financial milestones, subject to the Board’s sole discretion. The monthly salary is subject to cost of living adjustments from time to time. In connection with the employment agreement, Protalix agreed to grant to Mr. Maimon options to purchase 10,150 ordinary shares of Protalix Ltd. at an exercise price equal to $59.40 per share, which we assumed as options to purchase 619,972 shares of our common stock at $0.97 per share. The first 25% of such options shall vest on the first anniversary of the grant date and the remainder shall vest quarterly in 12 equal increments. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Mr. Maimon is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car, and a company phone. Mr. Maimon is entitled to 24 working days of vacation. All stock options that have not vested as of the date of termination shall be deemed to have expired.

Iftah Katz.    Mr. Katz joined Protalix Ltd. as its Vice President of Operations pursuant to an employment agreement effective as of February 28, 2007 by and between Protalix Ltd. and Mr. Katz and currently serves as our Vice President of Operations. Pursuant to the employment agreement, Protalix Ltd. agreed to pay Mr. Katz a monthly base salary equal to NIS 45,000 (approximately $10,600) and an annual discretionary bonus and additional discretionary bonuses in the event Protalix achieves significant milestones, subject to the Board’s sole discretion. The monthly salary is subject to cost of living adjustments from time to time. In connection with the employment agreement, subject to the approval of our Board of Directors, Mr. Katz is entitled to an option to purchase 204,351 shares of common stock at a purchase price to be determined by the Company’s Compensation Committee or the Board of Directors. The option shall vest over a period of four years as follows: one fourth of the options will vest on the first anniversary of the grant date and, thereafter, the remainder shall vest on a quarterly basis in 12 equal installments. The employment agreement is terminable by either party on 60 days’ written notice for any reason. Mr. Katz is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car, and a company phone. Mr. Katz is entitled to 24 working days of vacation.

We do not provide any change in control benefits to our executive officers except that their stock option agreements provide for the acceleration of the vesting periods of options in the event of a termination without cause following a change in control of our company.

2006 Stock Incentive Plan

Our Board of Directors and a majority of our shareholders approved our 2006 Stock Incentive Plan on December 14, 2006 and cancelled our 1998 stock option plan (no options were outstanding under the 1998 plan at that time). We have reserved 9,741,655 shares of our common stock for issuance, in the aggregate, under the 2006 Stock Incentive Plan, subject to adjustment for a stock split or any future stock dividend or other similar change in our common stock or our capital structure. Immediately prior to the closing of the merger, Protalix Ltd. had outstanding options to purchase 88,001 ordinary shares under its employee stock option plan. Pursuant to the terms of the merger agreement, we assumed all of the outstanding obligations under such plan and, accordingly, approximately 5,375,174 shares of our common stock under our 2006 Stock Incentive Plan. As of March 15, 2007, options to acquire 4,366,481 shares of common stock remain available to be granted under our 2006 Stock Incentive Plan.

Our 2006 Stock Incentive Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights, collectively referred to as ‘‘awards.’’ Stock options granted under the 2006 Stock Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants. The 2006 Stock Incentive Plan is also in compliance with the provisions of the Israeli Income Tax Ordinance New Version, 1961 (including as amended pursuant to Amendment 132 thereto) and is intended to enable us to grant awards to grantees who are Israeli residents as follows: (i) awards to employees pursuant to Section 102 of the Tax Ordinance (definition refers only to employees, office holders and directors of our company or a related entity excluding those who are considered ‘‘Controlling Shareholders’’ pursuant to the Tax Ordinance); and (ii) awards to non-employees pursuant to Section 3(I) of the Tax Ordinance. In accordance with the terms and conditions imposed by the Tax Ordinance, grantees who receive awards under the 2006 Stock Incentive Plan may be afforded certain tax benefits in Israel as described below.

Our Board of Directors or the Compensation Committee, referred to as the ‘‘plan administrator,’’ will administer our 2006 Stock Incentive Plan, including selecting the grantees, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award, and determining the vesting and exercise periods of each award.

The exercise price of stock options granted under the 2006 Stock Incentive Plan must be equal to at least 100% of the fair market value of our common stock on the date of grant; however, in certain circumstances, grants may be made at a lower price to Israeli grantees who are residents of the State of Israel. If, however, incentive stock options are granted to an employee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of our company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of these incentive stock options must not exceed five years. The maximum term of all other awards must not exceed 10 years. The plan administrator will determine the exercise or purchase price (if any) of all other awards granted under the 2006 Stock Incentive Plan.

Under the 2006 Stock Incentive Plan, incentive stock options and options to Israeli grantees may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable by will or by the laws of descent or distribution and to the extent and in the manner authorized by the plan administrator by gift or pursuant to a domestic relations order to members of the participant’s immediate family. The 2006 Stock Incentive Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

In the event the service of a participant in the 2006 Stock Incentive Plan is terminated for any reason other than cause, disability or death, the participant may exercise awards that were vested as of the termination date for a period ending upon the earlier of 12 months or the expiration date of the awards unless otherwise determined by the plan administrator.

In the event of a corporate transaction or a change of control, all awards will terminate unless assumed by the successor corporation. Unless otherwise provided in a participant’s award agreement, in the event of a corporate transaction for the portion of each award that is assumed or replaced, then such award will automatically become fully vested and exercisable immediately upon termination of a participant’s service if the participant is terminated by the successor company or us without cause within 12 months after the corporate transaction. For the portion of each award that is not assumed or replaced, such portion of the award will automatically become fully vested and exercisable immediately prior to the effective date of the corporate transaction so long as the participant’s service has not been terminated prior to such date.

In the event of a change in control, except as otherwise provided in a participant’s award agreement, following a change in control (other than a change in control that also is a corporate transaction) and upon the termination of a participant’s service without cause within 12 months after a change in control, each award of such participant that is outstanding at such time will automatically become fully vested and exercisable immediately upon the participant’s termination.

Under our 2006 Stock Incentive Plan, a corporate transaction is generally defined as:

•	a merger or consolidation in which we are not the surviving entity, except for the principal purpose of changing our company’s state of incorporation;

•	the sale, transfer or other disposition of all or substantially all of our assets;

•	the complete liquidation or dissolution of our company;

•	any reverse merger in which we are the surviving entity but our shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or in which securities possessing more than forty percent (40%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

•	acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the plan administrator determines not to be a corporate transaction (provided however that the plan administrator shall have no discretion in connection with a corporate transaction for the purchase of all or substantially all of our shares unless the principal purpose of such transaction is changing our company’s state of incorporation).

Under our 2006 Stock Incentive Plan, a change of control is defined as:

•	the direct or indirect acquisition by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our shareholders and which a majority of the members of our board (who have generally been on our board for at least 12 months) who are not affiliates or associates of the offeror do not recommend shareholders accept the offer; or

•	a change in the composition of our board over a period of 12 months or less, such that a majority of our board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who were previously directors of our company.

Unless terminated sooner, the 2006 Stock Incentive Plan will automatically terminate in 2016. Our Board of Directors has the authority to amend, suspend or terminate our 2006 Stock Incentive Plan. No amendment, suspension or termination of the 2006 Stock Incentive Plan shall adversely affect any rights under awards already granted to a participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein (including the Tax Ordinance), we shall obtain shareholder approval of any such amendment to the 2006 Stock Incentive Plan in such a manner and to such a degree as required.

Impact of Israeli Tax Law

The awards granted to employees pursuant to Section 102 of the Tax Ordinance under the 2006 Stock Incentive Plan may be designated by us as approved options under the capital gains alternative, or as approved options under the ordinary income tax alternative.

To qualify for these benefits, certain requirements must be met, including registration of the options in the name of a trustee. Each option, and any shares of common stock acquired upon the exercise of the option, must be held by the trustee for a period commencing on the date of grant and deposit into trust with the trustee and ending 24 months thereafter.

Under the terms of the capital gains alternative, we may not deduct expenses pertaining to the options for tax purposes.

Under the 2006 Stock Incentive Plan, we may also grant to employees options pursuant to Section 102(c) of the Tax Ordinance that are not required to be held in trust by a trustee. This alternative, while facilitating immediate exercise of vested options and sale of the underlying shares, will subject the optionee to the marginal income tax rate of up to 50% as well as payments to the National Insurance Institute and health tax on the date of the sale of the shares or options. Under the 2006 Stock Incentive Plan, we may also grant to non-employees options pursuant to Section 3(I) of the Tax Ordinance. Under that section, the income tax on the benefit arising to the optionee upon the exercise of options and the issuance of common stock is generally due at the time of exercise of the options.

These options shall be further subject to the terms of the tax ruling that has been obtained by Protalix Ltd. from the Israeli tax authorities in connection with the merger. Under the tax ruling, the options issued by us in connection with the assumption of Section 102 options previously issued by Protalix Ltd. under the capital gains alternative shall be issued to a trustee, shall be designated under the capital gains alternative and the issuance date of the original options shall be deemed the issuance date for the assumed options for the calculation of the respective holding period.

Certain relationships and related transactions

On March 17, 2005, Protalix Ltd. entered into a Management Services Agreement with Pontifax Management Company, Ltd. in connection with the purchase of Protalix’s Series B Preferred Shares by the Pontifax Funds. Pursuant to the Management Services Agreement, Mr. Hurvitz serves as a member of the Board of Directors. Further, Protalix agreed not to designate a permanent chairman of the Board of Directors until Pontifax Management Company chose to nominate Mr. Hurvitz as the Chairman of the Board in 2006. In consideration for Mr. Hurvitz’s services, Protalix is required to pay Pontifax Management Company a fee equal to $3,000 per month plus required taxes on such payment. In addition, in connection with the execution of the Management Services Agreement, Protalix issued to Pontifax options to purchase a number of its Series B Preferred Shares equal to 3.5% of the then outstanding share capital with an exercise price equal to the par value of the shares. Lastly, upon the appointment of Mr. Hurvitz as Chairman of the Board of Directors, Protalix issued to Pontifax additional warrants for Series B Preferred Shares equal to 3.76% of the then outstanding share capital of Protalix. In connection with the merger, we assumed the Management Services Agreement and all options granted under the Management Services Agreement have been converted into options to purchase 3,384,502 shares of our common stock. Under the terms of the assumed Management Services Agreement, we are obligated only to use our best efforts to nominate Mr. Hurvitz for election to our Board of Directors, which remains subject to the review and approval of the Nominating Committee of the Board of Directors and the entire Board of Directors, as applicable.

In September 2006, we entered into a Collaboration and Licensing Agreement with Teva for the development and manufacture of two proteins, to be identified by Teva using our ProCellEx™ protein expression system. These proteins are not part of our current product development pipeline. We have launched preliminary feasibility studies with respect to one protein under the agreement and we expect to launch feasibility studies with respect to the second protein before the end of 2007. Pursuant to the agreement, we have agreed to collaborate on the research and development of the two proteins utilizing our ProCellEx™ protein expression system. If the research and preclinical development efforts for either protein are successful and if Teva elects to pursue clinical trials for the development of either protein through our ProCellEx™ protein expression system, we have agreed to grant to Teva an exclusive license to commercialize the products developed based on the protein in return for royalty and milestone payments payable upon the achievement of certain pre-defined goals. We will retain certain exclusive manufacturing rights with respect to the active pharmaceutical ingredient of the proteins following the first commercial sale of a licensed product under the agreement and other rights.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be ‘‘soliciting material’’ or to be ‘‘filed’’ with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Audit Committee of our Board of Directors operates under a written charter adopted by our Board of Directors, and consists of Amos Bar-Shalev, Yodfat Harel Gross and Sharon Toussia-Cohen. All members of the committee fall under the safe harbor provision of the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

As described more fully in its charter, the audit committee provides oversight of the quality and integrity of our consolidated financial statements, internal controls and financial reporting process, and our process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. In addition, the audit committee interacts directly with and evaluates the qualifications, independence and performance of the independent auditors, Kesselman & Kesselman, and is responsible for the appointment, compensation, retention and oversight of the work of the auditors.

Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, and evaluation of and assessment of the effectiveness of our internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with our Board of Directors and management. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with Kesselman & Kesselman the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees. In addition, the independent auditors provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee has discussed with Kesselman & Kesselman that firm’s independence from our company.

Based on the review and discussions of the audited consolidated financial statements and discussions with management and Kesselman & Kesselman, the Audit Committee recommended to Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, for filing with the Securities and Exchange Commission.

Respectfully submitted,
Members of the Protalix BioTherapeutics, Inc. Audit Committee
Amos Bar-Shalev Yodfat Harel Gross Sharon Toussia-Cohen

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return data for our common stock from December 31, 2001 through November 30, 2007 to the cumulative return over such time period of (i) The AMEX Composite Index and (ii) The AMEX Biotechnology Index. The graph assumes an investment of $100 on December 31, 2001 in each of our common stock and the stocks comprising the AMEX Composite Index and the stocks comprising the AMEX Biotechnology Index, including dividend reinvestment, if any.

The stock price performance shown on the graph below represents historical price performance and is not necessarily indicative of any future stock price performance. Specifically, during the period of December 31, 2001 through December 31, 2006, our company did not have any operations and our common stock was quoted on the OTC® Bulletin Board. The historical performance of our common stock prior to January 2, 2007, represents the performance of our company prior to the merger on December 31, 2006, and, therefore, is not indicative of the performance of our company’s common stock after the merger or the performance of our common stock after it was listed for trade on the American Stock Exchange.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by us under those Acts.

Our Board of Directors recommends that shareholders vote ‘‘FOR’’ the election or re-election of all director nominees named in this ‘‘Proposal 1: Election of Directors.’’

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Kesselman & Kesselman to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007. The Audit Committee of our Board of Directors is solely responsible for selecting our independent public accountants. Although shareholder approval is not required to appoint Kesselman & Kesselman as our independent public accountants, we believe that submitting the appointment of Kesselman & Kesselman to our shareholders for ratification is a matter of good corporate governance. If our shareholders do not ratify the appointment, then the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee may engage a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our company and our shareholder. The proxy will be voted as specified, and if no specification is made, the proxy will be cast ‘‘FOR’’ this proposal.

During our fiscal year ended December 31, 2006, there were no disagreements with Kesselman & Kesselman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolve to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

The audit report of Kesselman & Kesselman on our consolidated financial statements for the years ended December 31, 2006, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The Audit Committee will consider whether the provision of any other services by Kesselman & Kesselman is compatible with maintaining the independence of Kesselman & Kesselman. The Audit Committee has concluded that Kesselman & Kesselman is independent.

Representatives of Kesselman & Kesselman will be present at the annual meeting and available to answer stockholder questions.

Our Board of Directors recommends that shareholders vote ‘‘FOR’’ the ratification of the appointment of Kesselman & Kesselman for fiscal year ending December 31, 2007.

The following table sets forth fees billed to us by our independent registered public accounting firm during the fiscal years ended December 31, 2006 and 2005 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	Year ended December 31,
	2006	2005
Audit Fees	$456,000	$17,000
Audit Related Fees	$15,000	—
Tax Fees	$22,000	$2,000
All Other Fees	$22,000	—

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Prior to entering into any engagement letter with our independent publicly registered accountants for fiscal year 2006 or 2007, our Audit Committee approved the 2006 and the 2007 audit fees.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

All shareholder proposals intended to be presented at our 2008 Annual Meeting of Shareholders must be submitted in writing to Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel, Israel 20100 and received by Protalix BioTherapeutics no later than September 15, 2008, and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

Any such proposal submitted with respect to the Company’s 2008 Annual Meeting of Shareholders which is submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if we do not receive written notice of that proposal at least 90 days (if such business is not to be included in our proxy statement) or at least 120 days (if such business is to be included in our proxy statement), prior to the day we released our proxy statement in connection with our previous years annual meeting; however, if the date of the annual meeting is changed by more than 30 days from the date of the prior year’s annual meeting, the notice will be considered untimely if it is not received at least 90 days prior to the newly announced date that the Company will mail its proxy statement.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, filed with the Securities and Exchange Commission, which provides additional information about us, will be distributed to all shareholders entitled to vote along with the proxy materials. Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, are available on the Internet at http://www.sec.gov and http://www.protalix.com and are also available in paper form without charge upon written request to Investor Relations, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel, Israel 20100. The Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2006 and information on the website other than the proxy statement, are not part of our proxy soliciting materials.

OTHER MATTERS

Our Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the Annual Meeting of Shareholders, it is the intension of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting please sign the proxy and return it in the enclosed envelope or vote by internet or telephone.

BY ORDER OF THE BOARD OF DIRECTORS,
Yossi Maimon Vice President and Chief Financial Officer and Corporate Secretary
Carmiel, Israel December 31, 2007

Appendix A

AUDIT COMMITTEE CHARTER

OF

PROTALIX BIOTHERAPEUTICS, INC.

Purposes, Authority & Funding

The audit committee (the ‘‘Committee’’) of the Board of Directors (the ‘‘Board’’) of Protalix BioTherapeutics, Inc., a Florida corporation (the ‘‘Company’’), is appointed by the Board for the purpose of: (1) overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements; (2) assisting the Board in fulfilling its oversight of (i) the integrity of the financial statements of the Company and other published financial information, (ii) the company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualification and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; and (3) preparing the ‘‘Report of the Committee’’ to be included in the Company’s annual proxy statement. In so doing, the Committee shall endeavor to maintain free and open communication between the Company’s directors, independent auditor and financial management.

The Committee shall have the authority to retain independent legal, accounting or other advisers as it determines necessary to carry out its duties and, if necessary, to institute special investigations. As necessary or appropriate, the Committee may request any director, officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Further, the Committee may request any such director, officer, employee, outside counsel or independent auditor to provide any pertinent information to the Committee or to any other person or entity designated by the Committee.

The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payments of: (1) compensation to any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any independent advisers retained by the Committee in carrying out its duties; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Composition and Membership

Committee members (the ‘‘Members’’) shall be appointed by the Board and shall serve at the discretion of the Board. The Committee shall consist of at least three (3) Members, each of which shall be a member of the Board. The following membership requirements also shall apply:

(i)	each Member must be ‘‘independent’’ as defined in Section 121A of the Company Guide of the American Stock Exchange (the ‘‘AMEX’’);

(ii)	each Member must meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the ‘‘Act’’), subject to the exemptions provided in Rule 10A-3(c) under the Act;

(iii)	each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years;

(iv)	each Member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement; and

(v)	at least one (1) Member must, through appropriate education and/or experience, satisfy the definition of ‘‘audit committee financial expert’’ as defined by the rules and regulations promulgated under the Securities and Exchange Commission (the ‘‘SEC’’).

Notwithstanding subparagraph (i) above, one (1) director who: (a) is not independent as defined in Section 121A of the Company Guide of AMEX; (b) meets the criteria set forth in Section 10A(m)(3) of the Act and the rules and regulations promulgated thereunder; and (c) is not a current officer or employee of the Company or Family Member (as defined in the Company Guide of the AMEX) of such an officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the Company’s next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A Member appointed under the exception set forth in the preceding sentence must not serve longer than two (2) years and must not serve as chairperson of the Committee.

If a current Member of the Committee ceases to be independent under the requirements of subparagraphs (i) and (ii) above for reasons outside the Member’s reasonable control, the affected Member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one (1) year from the occurrence of the event that caused the failure to comply with those requirements; provided, however, that when relying on the exception set forth in this sentence, the Committee shall cause the Company to provide notice to the AMEX immediately upon learning of the event or circumstance that caused the non-compliance. Further, if the Committee fails to comply with the requirements set forth in this ‘‘Committee Membership’’ section of the Charter due to one vacancy on the Committee, and the cure period set forth in the preceding sentence is not otherwise being relied upon for another Member, the Company will have until the earlier of its next annual stockholders meeting or one (1) year from the occurrence of the event that caused the failure to comply with the requirements to rectify such non-compliance; provided, however, that when relying on the exception set forth in this sentence the Committee shall cause the Company to provide notice to the AMEX immediately upon learning of the event or circumstance that caused the non-compliance.

Any Member may be removed, with or without cause, at any time, by a majority vote of the Board then in office. Any vacancy in the Committee occurring for any cause whatsoever may be filled by a majority of the Board then in office.

Duties & Responsibilities

In fulfilling its purposes as stated in this Charter, the Committee shall undertake the specific duties and responsibilities listed below and such other duties and responsibilities as the Board shall from time to time prescribe, and shall have all powers necessary and proper to fulfill all such duties and responsibilities. Subject to applicable Board and stockholder approvals, the Committee shall:

Financial Statement & Disclosure Matters

1.	Review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC and the AMEX, applicable to issuers listed on the AMEX;

2.	Oversee the Company’s accounting and financial reporting processes;

3.	Oversee audits of the Company’s financial statements;

4.	Review with the Company’s independent auditor, management and internal auditors any information regarding ‘‘second’’ opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

5.	Review and discuss reports from the Company’s independent auditor regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

6.	Review all certifications provided by the Company’s principal executive officer and principal financial officer pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act;

7.	Review and discuss with management and the Company’s independent auditor the Company’s annual audit and quarterly financial statements (including disclosures made under ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’) prior to the filing with the SEC of any report containing such financial statements. Review and discuss the Company’s annual audited financial statements;

8.	If deemed appropriate, recommend to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the last fiscal year;

9.	Prepare and approve the report required by the rules of the SEC to be included in the Company’s annual proxy statement in accordance with the requirements of Item 7(d)(3)(i) of Schedule 14A and Item 306 of Regulation S-K;

Matters Regarding Oversight of the Company’s Independent Auditor

10.	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention, evaluation, termination and oversight of the work of any independent registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided, that each such independent registered public accounting firm shall report directly to the Committee;

11.	At least annually receive and review a formal written statement and letter from the Company’s independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, as may be modified or supplemented;

12.	Actively engage in a dialogue with the Company’s independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor;

13.	Take, or recommend that the Board take, appropriate action to oversee and ensure the independence of the Company’s independent auditor;

14.	Establish clear policies regarding the hiring of employees and former employees of the Company’s independent auditor;

15.	Establish policies and procedures for review and pre-approval by the Committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by the Company’s independent auditor, with exceptions provided for de minimis amounts under certain circumstances as permitted by law; provided, however, that: (a) the Committee may delegate to one (1) or more Members the authority to grant such pre-approvals if the pre-approval decisions of any such delegate Member(s) are presented to the Committee at its next-scheduled meeting; and (b) all approvals of non-audit services to be performed by the independent auditor must be disclosed in the Company’s applicable periodic reports;

16.	Ensure that the Company’s independent auditor: (a) has received an external quality control review by an independent public accountant (‘‘peer review’’) that determines whether the independent auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (b) is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines in accordance with AMEX requirements;

17.	Meet with the Company’s independent auditor prior to its audit to review the planning and staffing of the audit;

18.	Discuss with the Company’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit;

19.	Review with the Company’s independent auditor any audit problems, difficulties or disagreements with management that the independent auditor may have encountered, as well as any management letter provided by the independent auditor and the Company’s response to that letter, including a review of: (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; (b) any changes required in the planned scope of the internal audit; and (c) the Company’s internal audit department’s responsibilities, budget and staffing;

20.	Oversee the rotation of the lead (or coordinating) audit partner of the Company’s independent auditor having primary responsibility for the audit and the concurring (or reviewing) audit partner responsible for reviewing the audit and any other active audit engagement team partner as required by the SEC rules and regulations;

Matters Regarding Oversight of the Company’s Internal Audit Function

21.	Review the Company’s annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy and effectiveness of internal controls that could significantly affect the Company’s financial statements, as well as the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon;

22.	Review in consultation with the independent auditors and the Company’s senior internal auditing executive the integrity of the Company’s financial reporting processes and system of internal control including controls over quarterly financial reporting, computerized information systems and the security of such systems.

23.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent auditor, internal auditors or management;

24.	Review the appointment of, and any replacement of, the Company’s senior internal auditing executive;

25.	Review the significant reports to management prepared by the Company’s internal auditing department and management’s responses;

26.	At least annually, review with management, the Company’s senior internal auditing executive and the Company’s independent auditor (a) the Company’s policies with respect to risk assessment and risk management, (b) the Company’s financial risk exposures and (c) the steps management has taken to monitor and control such exposures;

Matters Regarding Oversight of Compliance Responsibilities

27.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations;

28.	Obtain reports from the Company’s management, senior internal auditing executive and independent auditor that the Company’s subsidiaries and foreign affiliated entities are in compliance with applicable legal requirements, including the Foreign Corrupt Practices Act;

29.	Establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

30.	Review all related party transactions for potential conflict of interest situations on an ongoing basis and approve all such transactions (if such transactions are not approved by another independent body of the Board);

31.	Review and address any concerns regarding potentially illegal actions raised by the Company’s independent auditor pursuant to Section 10A(b) of the Act, and cause the Company to inform the SEC of any report issued by the Company’s independent auditor to the Board regarding such conduct pursuant to Rule 10A-1 under the Act;

32.	Obtain from the Company’s independent auditor assurance that it has complied with Section 10A of the Act;

Additional Duties & Responsibilities

33.	Review and reassess the adequacy of this Charter annually and submit any proposed revisions to the Board for consideration;

34.	Review with the Company’s outside counsel and internal legal counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies;

35.	Provide oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments; and

36.	Take any other actions that the Committee deems necessary or proper to fulfill the purposes and intent of this Charter.

While the Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Rather, those duties are the responsibility of management and the independent auditor.

Nothing contained in this Charter is intended to alter or impair the operation of the ‘‘business judgment rule’’ as interpreted by the courts under the Florida Business Corporation Act. Further, nothing contained in this Charter is intended to alter or impair the right of the Members to rely, in discharging their duties and responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts and advisers such as the Company’s independent auditor.

Structure & Meetings

The Committee shall conduct its business and meetings in accordance with this Charter, the Company’s bylaws and any direction set forth by the Board. The chairperson of the Committee shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated chairperson shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated chairperson at any meeting of the Committee, the Members present at such meeting shall designate a chairperson pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The chairperson (other than a chairperson pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

The Committee shall meet as often as it determines to be necessary and appropriate, but not less than every fiscal quarter. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. The chairperson of the Committee or a majority of the Members may call special meetings of the Committee upon notice as is required for special meetings of the Board in accordance with the Company’s bylaws. A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum will be the act of the Committee. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

The Committee may meet with any person or entity in executive session as desired by the Committee. The Committee shall meet with the Company’s independent auditors, at such times as the Committee deems appropriate, to review the independent auditor’s examination and management report.

Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Performance Evaluation

The Committee shall also perform an annual evaluation of its own performance, which shall compare the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Minutes

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board. Copies of the minutes of each meeting and any action taken by unanimous consent will be furnished to the Board.

ANNUAL MEETING OF SHAREHOLDERS OF

PROTALIX BIOTHERAPEUTICS, INC.

January 31, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20830000000000000000 4 013108

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.
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1. Election of Directors:

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